Exhibit 99.1

ADTRAN Completes Acquisition of Nokia Siemens Networks

Fixed Line Broadband Access Business

HUNTSVILLE, Ala.—(BUSINESS WIRE)—May 6, 2012—ADTRAN, Inc. (NASDAQ:ADTN) announced the completion of its acquisition of the Nokia Siemens Networks Fixed Line Broadband Access Business.

The Company also announced that a 30 minute conference call will be held Tuesday, May 8, 2012 at 9:30 a.m. central time to discuss the transaction. This conference call will be web cast live through StreetEvents.com. To listen, simply visit the Investor Relations site at http://www.adtran.com or http://www.streetevents.com approximately 10 minutes prior to the start of the call and click on the conference call link provided.

An online replay of the conference call will be available for seven days at http://www.streetevents.com. In addition, an online replay of the conference call will be available on the Investor Relations site at http://www.adtran.com for at least 12 months following the call.

ADTRAN, Inc. is a leading global provider of networking and communications equipment, with a portfolio of more than 1,700 solutions. ADTRAN’s products enable voice, data, video, and Internet communications across a variety of network infrastructures. ADTRAN solutions are currently in use by service providers, private enterprises, government organizations, and millions of individual users worldwide.

For more information, contact the company at 800 9ADTRAN (800 923-8726) or via email at info@adtran.com. On the Web, visit www.adtran.com.

CONTACT:	INVESTOR SERVICES/ASSISTANCE:
Jim Matthews	Gayle Ellis
Senior Vice President/CFO	256-963-8220
256-963-8775